UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2007
Date of Report (Date of earliest event reported)

CLAYTON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51846	20-2660764
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2 Corporate Drive

Shelton, Connecticut 06484

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (203) 926-5600

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On December 19, 2007, the Company determined that based upon Company performance and market conditions for the Company’s services, it would not pay fiscal 2007 cash bonuses with respect to four of its five executive officers, including Frank P. Filipps, D. Keith Johnson, Frederick C. Herbst and Steven L. Cohen.  As further discussed in the following paragraph, the Company also determined to award retention grants of restricted common stock to such executive officers, which restricted common stock shall vest over a two-year period.

On December 21, 2007, the Company entered into a Letter Agreement with each of Frank P. Filipps, D. Keith Johnson, Frederick C. Herbst and Steven L. Cohen, whereby the Company agreed to grant 411,356,  277,736,  189,724 and 145,276 shares of restricted common stock of the Company, respectively, on the date of the 2008 annual meeting of stockholders, subject to the approval of an increase to the number of shares of common stock reserved under the 2006 Stock Option and Incentive Plan (the “Option Plan”) by the stockholders of the Company at such meeting.  The shares of restricted common stock shall vest at a rate of 25% on each of June 15, 2008, December 15, 2008, June 15, 2009 and December 15, 2009, subject to such employee’s continued employment with Company on such dates.  If a Sale Event (as defined in the Restricted Stock Award Agreement) occurs prior to stockholder approval, the entire award will be settled in cash.  If the award is not approved by stockholders, the award will be settled in cash (or a combination of cash and available common stock under the Option Plan) according to the vesting schedule.  If the award is not approved by stockholders, and a Sale Event occurs prior to the final vesting date, then the award will be settled in cash with respect to the remaining vesting dates.  If, prior to the issuance of the shares of restricted common stock, the employee’s employment is terminated by the Company for any reason other than for Cause (as defined in the Restricted Stock Award Agreement) or by the employee for Good Reason (as defined in the Restricted Stock Award Agreement), then the award will be settled in cash with respect to the next two vesting dates.

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits

10.1         Letter Agreement from the Company to Frank P. Filipps, dated December 21, 2007.

10.2         Letter Agreement from the Company to D. Keith Johnson, dated December 21, 2007.

10.3         Letter Agreement from the Company to Frederick C. Herbst, dated December 21, 2007.

10.4         Letter Agreement from the Company to Steven L. Cohen, dated December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

CLAYTON HOLDINGS, INC.

December 28, 2007	By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Letter Agreement from the Company to Frank P. Filipps, dated December 21, 2007.

10.2	Letter Agreement from the Company to D. Keith Johnson, dated December 21, 2007.

10.3	Letter Agreement from the Company to Frederick C. Herbst, dated December 21, 2007.

10.4	Letter Agreement from the Company to Steven L. Cohen, dated December 21, 2007.